                                                                    EXHIBIT 99.1

                                 [VENTURE LOGO]

                         CONSENT SOLICITATION STATEMENT

                          VENTURE HOLDINGS COMPANY LLC
        SOLICITATION OF CONSENTS TO AMEND THE INDENTURES RELATING TO THE
                9.5% SENIOR NOTES DUE 2005 (CUSIP NO. 92326YAD1)
                 11% SENIOR NOTES DUE 2007 (CUSIP NO. 92326YAF6)
          12% SENIOR SUBORDINATED NOTES DUE 2009 (CUSIP NO. 92326YAH2)

         Venture Holdings Company LLC and the subsidiary issuers of the 2005 Senior Notes (as defined below) (collectively, the "Company") hereby solicits consents by the holders of record as of July 10, 2002 of its (i) 9.5% Senior Notes due 2005 (CUSIP No. 92326YAD1) (the "2005 Senior Notes"), (ii) 11% Senior Notes due 2007, (CUSIP No. 92326YAF6) (the "2007 Senior Notes") and (iii) 12% Senior Subordinated Notes due 2009 (CUSIP No. 92326YAH2) (the "Senior Subordinated Notes" and, together with the 2005 Senior Notes and the 2007 Senior Notes, the "Notes"), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and in the accompanying Consent Form (the "Consent Form"), to the adoption of certain proposed amendments (the "Proposed Amendments") to (x) the Indenture dated as of July 1, 1997 governing the 2005 Senior Notes (the "2005 Indenture"), (y) the Indenture dated as of May 27, 1999 governing the 2007 Senior Notes (the "2007 Indenture"), and (z) the Indenture dated as of May 27, 1999 governing the Senior Subordinated Notes (the "2009 Indenture" and, together with the 2005 and the 2007 Indenture, the "Indentures").

         The Proposed Amendments will amend the Indentures to (i) permit the German Temporary Administrator's (as defined herein) incurrence of Indebtedness (as defined in the Indentures) with respect to certain foreign subsidiaries and granting of liens on certain assets in connection with the German Preliminary Proceeding (as defined herein) which is permitted to be incurred by the German Temporary Administrator without the approval of the Company, (ii) allow for the refinancing of such Indebtedness, including any required consensual restrictions on dividend payments (iii) provide for an extension of the financial reporting obligation with respect to the fiscal quarter ended June 30, 2002 because of the possible inability of the Company to obtain the required financial information from its German subsidiaries due to the German Preliminary Proceeding, (iv) provide for an extension of any applicable cure period with respect to the German Preliminary Proceeding, (v) allow for the assumption of Indebtedness in connection with any contribution of certain assets or businesses to the Company by the Company's sole equity holder or affiliates, and (vi) allow for the incurrence of additional Indebtedness under the Company's Credit Agreement (as defined in the Indentures) for liquidity.

         The Company is requesting consent to the Proposed Amendments to:

         - facilitate the termination of the German Preliminary Proceeding without commencement of a formal insolvency proceeding in Germany;

         - enable the payment of the interest payments, initially due July 1, 2002, on the Company's 2005 Senior Notes at the expiration of the related grace period;

         - avoid a near term U.S. bankruptcy risk created by potential defaults under the Indentures;

         - permit the contribution of certain assets or businesses to the Company by the Company's sole equity holder or affiliates; and

         -    provide $50 million for liquidity.

--------------------------------------------------------------------------------

         THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 25, 2002, UNLESS EXTENDED BY THE COMPANY. CONSENTS MAY BE REVOKED AT ANY TIME UP TO THE CONSENT DATE (THE "CONSENT DATE"), WHICH IS THE EARLIER OF (A) 5:00 P.M., NEW YORK CITY TIME ON THURSDAY, JULY 25, 2002, AND (B) THE TIME AND DATE ON WHICH THE COMPANY RECEIVES REQUISITE CONSENTS (AS DEFINED HEREIN) WITH RESPECT TO THE NOTES. SEE "THE CONSENT SOLICITATION - REVOCATION OF CONSENTS."
--------------------------------------------------------------------------------
                             (cover page continues)

             THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                            DEUTSCHE BANK SECURITIES
July 15, 2002

(continued from previous page)

         Holders of the Notes (the "Noteholders") should read and consider carefully the information contained herein prior to delivering a consent to the Proposed Amendments (a "Consent" and the "Consents"). Consents may be delivered by completing and executing the accompanying Consent Form and delivering the executed Consent Form to The Huntington National Bank, the trustee under the Indentures (the "Trustee"), as promptly as possible and no later than 5:00 pm., New York City time, on the Consent Date. If Requisite Consents (as defined herein) for all of the Notes are received (and not revoked) prior to the Consent Date and the other conditions set forth herein are satisfied or waived, the Company will, promptly after the Consent Date, pay to each Noteholder for that series of Notes who has delivered (and not revoked) a valid Consent on or prior to the Consent Date a consent fee in the amount of $2.50 for each $1,000 principal amount of Notes in respect of which such Consent has been validly delivered (the "Consent Fee"). Payment of the Consent Fee is subject to the approval of the requisite lenders under the Company's Credit Agreement.

         The Proposed Amendments will be effected by supplemental indentures (the "Supplemental Indentures") to the Indentures, which are to be executed by the Company, the guarantors under the respective Indentures (the "Guarantors") and the Trustee on the Consent Date. The Supplemental Indentures will become effective upon execution by the Company, the Guarantors and the Trustee. THE EXECUTION OF EACH OF THE SUPPLEMENTAL INDENTURES IS CONDITIONED ON THE REQUISITE CONSENTS BEING VALIDLY DELIVERED (AND NOT REVOKED) PRIOR TO THE CONSENT DATE FOR ALL SERIES OF NOTES.

         HOLDERS WHO DO NOT DELIVER A TIMELY COMPLETED CONSENT FORM ON OR PRIOR TO THE CONSENT DATE WILL NOT BE ELIGIBLE TO RECEIVE THE CONSENT FEE, BUT WILL BE BOUND BY THE PROPOSED AMENDMENTS FOR THAT SERIES OF NOTES IF THEY BECOME EFFECTIVE. SECURITIES SHOULD NOT BE TENDERED OR DELIVERED IN CONNECTION WITH THIS CONSENT SOLICITATION.

         Questions and requests for assistance or additional copies of this Consent Solicitation Statement and the Consent Form may be directed to the Information Agent or the Solicitation Agent as set forth on the back cover of this Consent Solicitation Statement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS CONSENT SOLICITATION STATEMENT IS NOT BEING MADE TO, AND NO CONSENTS ARE BEING SOLICITED FROM, NOTEHOLDERS IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR GRANT SUCH CONSENT. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS CONSENT SOLICITATION STATEMENT.

                              AVAILABLE INFORMATION

         Pursuant to the requirements of the Indentures, the Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at The Woolworth Building, 233 Broadway, New York, New York 10279, and 175 Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549, at prescribed rates. Additionally, the Commission maintains a web site on the Internet that contains reports, proxy, information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents, which have been filed by the Company with the Commission, are incorporated by reference into this Consent Solicitation
Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

         2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002; and

         3. The Company's Current Reports on Form 8-K dated May 28, 2002, June 27, 2002 and July 3, 2002.

         All documents filed by the Company pursuant to Section 15(d) of the Exchange Act subsequent to the date hereof and prior to the Consent Date shall be deemed to be incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date any such document is filed.

         Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

         The Company will provide without charge to each person to whom a copy of this Consent Solicitation Statement is delivered, upon written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Venture Holdings Company LLC, 33662 James J. Pompo, Fraser, Michigan 48026; attention: James E. Butler, Executive Vice President (telephone number (586) 294-1500).


                           FORWARD LOOKING STATEMENTS


Certain of the information contained in this Consent Solicitation Statement, including the information incorporated by reference into this Consent Solicitation Statement and the related Consent Form, contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Such statements are subject to certain risks and uncertainties. The risks and uncertainties that may affect the operations, performance, development and results of operations of the Company include the following: (i) the original equipment manufacturer ("OEM") supplier industry is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles; (ii) future price reductions, increased quality standards or additional engineering capabilities may be required by the OEMs, which are able to exert considerable pressure on their suppliers; (iii) the OEMs may decide to in-source some of the work currently performed by the Company; (iv) work stoppages and slowdowns may be experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes;
(v) there may be a significant decrease in sales of vehicles using the Company's products or the loss by the Company of the right to supply any of such products to its major customers; (vi) increased competition could arise in the OEM supplier industry; (vii) changing federal, state, local and foreign laws, regulations and ordinances relating to environmental matters could affect the Company's operations; (viii) there is significant uncertainty and risk related to the German Preliminary Proceeding (as defined below) including the potential commencement of formal insolvency proceedings in Germany or a bankruptcy filing in the United States, which may be significantly increased if Requisite Consents are not received and (ix) there may be unfavorable currency exchange rates relative to the U.S. dollar, which could impact the Company's operations. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those estimated, anticipated or projected. Although the Company believes that the expectations reflected by such forward-looking statements were or are reasonable based on information available to the Company at the time such statements were made, no assurances can be given that such expectations will prove to have been correct. Cautionary statements identifying important factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which is incorporated herein by reference. All forward-looking statements included in this Consent Solicitation Statement, including those set forth herein and those incorporated herein by reference, and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

                  [remainder of page intentionally left blank]

                                TABLE OF CONTENTS

                                                                                                  Page

AVAILABLE INFORMATION.................................................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................................3

FORWARD LOOKING STATEMENTS............................................................................3

VENTURE HOLDINGS COMPANY LLC..........................................................................6

RECENT DEVELOPMENTS...................................................................................6

THE PROPOSED AMENDMENTS...............................................................................8
         Description of and Rationale for Proposed Amendments.........................................8
         Proposed Amendments.........................................................................10

SELECTED HISTORICAL FINANCIAL DATA...................................................................12

THE CONSENT SOLICITATION.............................................................................12
         Requisite Consents..........................................................................13
         Record Date.................................................................................13
         Expiration Date; Extensions; Amendment; Termination.........................................14
         Consent Procedures..........................................................................14
         Revocation of Consents......................................................................15
         Conditions of Execution of Supplemental Indentures and Payment of Consent Fee...............16
         Certain U.S. Federal Income Tax Considerations..............................................17
                  Consequences of the Consent Solicitation...........................................17
                  Backup Withholding.................................................................18
         Trustee  ...................................................................................18
         Solicitation Agent and Information Agent....................................................18

APPENDIX A        ..................................................................................A-1


                          VENTURE HOLDINGS COMPANY LLC

         The following should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information, including the financial information, included in or incorporated by reference in this Consent Solicitation Statement and the related Consent Form. Descriptions in this Consent Solicitation Statement of the provisions of the Indentures are summaries and do not purport to be complete. Where reference is made to particular provisions of the Indentures, such provisions, including the definitions of certain terms, are incorporated herein by reference as part of such summaries, which are qualified in their entirety by such reference. The Indentures have been previously filed with the Commission. Copies of any information or document, including the Indentures, incorporated herein by reference will be provided upon request to the Company as set forth herein under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Venture Holdings Company LLC is the successor to Venture Holdings Trust, which was established in 1987. Venture Holdings Company LLC owns, directly or indirectly, all of the outstanding capital stock of, or equity interests in, each of its subsidiaries, except for its 50% owned Spanish and 50% owned French joint ventures. As used in this Consent Solicitation Statement, unless otherwise stated, "our," "us," and "we" refer to Venture Holdings Company LLC and its subsidiaries.

         We are an industry leader and a worldwide full-service supplier, systems integrator and manufacturer of plastic components, modules and systems and an industry leader in applying new design and engineering technology to develop innovative products, create new applications and reduce product development time. We rank among the largest designers, systems integrators and manufacturers of interior and exterior plastic components and systems to the North American and European automotive markets. We have the capability to provide customers state-of-the-art design and advanced engineering services 24 hours a day around the world. Our principal customers include every major North American original equipment manufacturer, or OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and other leading direct suppliers to the OEM's or "Tier 1" suppliers. We operate 63 facilities in the following 11 countries: the United States, Canada, Germany, Spain, France, Hungary, the Czech Republic, United Kingdom, Mexico, the Netherlands, and Brazil.

         Our principal customers include every major North American OEM, eleven of the twelve major European OEMs, several major Japanese OEMs, and leading Tier 1 suppliers, giving us geographic diversity. We maintain diversity of volume among the various divisions of the OEMs, and we are further diversified by our position as a supplier for a number of high volume vehicle platforms manufactured by those divisions.

         On May 28, 1999 we acquired Peguform GmbH, a leading international designer and manufacturer of complete interior modules, door panels and dashboards, and of exterior modules and other structural plastic body parts, including bumper fascias and hatchback doors. We considered the acquisition of Peguform an attractive opportunity to significantly increase our global presence to meet our OEM customer's global needs, a key element of our business strategy. For the year ended December 31, 2001, on a worldwide basis Peguform accounted for approximately 72% of our total net sales of approximately $1.9 billion.

         The approximate percentage of net sales to our principal customers for the year ending December 31, 2001 is as follows: NORTH AMERICA: General Motors - 12%, Ford -- 6%, DaimlerChrysler -- 6%, Tier 1 Suppliers to OEMs -- 3%, other automotive -- 2%, EUROPE: Audi AG -- 16%, Volkswagen AG -- 12%, DaimlerChrysler AG -- 6%, PSA Peugeot Citroen -- 7%, Renault SA -- 4%, other automotive -- 5%, Skoda Automobilova -- 4%, Bayerische Motoren Werke AG (BMW) -- 5%, Seat, S.A -- 4%, Porsche AG -- 3%, Adam Opel AG -- 3%, OTHER: 2%.


                               RECENT DEVELOPMENTS

         On or about May 28, 2002, certain managing directors of our indirectly, wholly owned subsidiary, Peguform GmbH & Co. KG, its general partner, Venture Verwaltungs GmbH, its only limited partner, Venture Beteiligungs GmbH, and the holding company of Venture Verwaltungs and Venture Beteiligungs GmbH, Venture Germany GmbH (collectively, the "German Subsidiaries") filed for the institution of preliminary insolvency proceedings under the German Insolvency Act (the "German Preliminary Proceeding"). The filing was submitted by the German and European managing directors of our German Subsidiaries without consultation with or approval by our representatives on the management boards of these companies and without notice to our management in the United States. Neither were the filings approved by Venture Europe Inc. as the sole shareholder of Venture Germany GmbH. On May 28, 2002, the German Municipal Court Freiburg, appointed a temporary administrator (the "German Temporary Administrator") to assess the financial situation of the German Subsidiaries and determine whether they are really insolvent. The German Temporary Administrator has 90 days (which may be extended) in which to make his determination. Based on the determination, the German court will decide whether to institute formal insolvency proceedings.

         Venture Germany GmbH and Peguform GmbH & Co. KG have filed objections to the filing of the petitions, asserting that the managing directors acted without the necessary authority and that there was no insolvency. At this time, the only action taken by the German court has been the appointment of the German Temporary Administrator, and no final decision as to the opening of formal insolvency proceedings has been made. We have also provided information to the German Temporary Administrator as to why it would not be appropriate to open formal insolvency proceedings with respect to our German operations. The German Temporary Administrator currently controls certain day-to-day operations of our German Subsidiaries, and has the authority to place certain restrictions on, and veto significant decisions with respect to, our German Subsidiaries.

         The German Temporary Administrator has incurred, or may soon incur, significant indebtedness to finance the operations of our German Subsidiaries, secured by liens on the assets of those subsidiaries. We cannot prevent the incurrence of such indebtedness. The German Temporary Administrator has negotiated, or is in the process of negotiating, with certain European automakers for the financing of this indebtedness. While we have endeavored to obtain a copy of any agreements negotiated with the European automakers, the German Temporary Administrator has informed us that such agreements are confidential and that disclosure of the agreements to us requires consent by all the automakers who are, or may be, a party thereto. As a consequence, we have not been able to review these agreements and are not aware of the specific amount, or all of the terms and conditions, of this indebtedness.

         On June 27, 2002, we entered into a Sixth Amendment (the "Sixth Amendment to Credit Agreement") to our Credit Agreement ("Credit Agreement") dated as of May 27, 1999, as amended, with Bank One, NA, as administrative agent, and the lenders identified therein. Pursuant to the Sixth Amendment to Credit Agreement, we voluntarily agreed to not make the July 1, 2002 interest payment when due on our 2005 Senior Notes until the expiration of the applicable 30-day grace period. The lenders under our Credit Agreement have also provided a waiver, until September 1, 2002, of certain potential existing defaults under the Credit Agreement, including any default caused by the German Preliminary Proceedings or our failure to make the interest payment on our 2005 Senior Notes prior to the expiration of the grace period, so long as no other default exists and there is no occurrence of a new default. Pursuant to the Sixth Amendment to Credit Agreement we did not make the July 1, 2002 interest payment on the 2005 Senior Notes.

         The Sixth Amendment to Credit Agreement was one of the initial steps in implementing our global restructuring plan (the "Global Plan"). The Global Plan is intended to avoid formal insolvency proceedings in Germany with respect to the German Subsidiaries by demonstrating, among other items, an exit financing plan acceptable to the German Temporary Administrator. Through additional financings contemplated by the Global Plan, we hope to meet the operational needs of our European subsidiaries. As part of a global restructuring of our financing needs, the Global Plan anticipates an additional significant contribution of businesses or assets currently owned by our sole equity holder, Mr. Larry Winget, outside of the Company under the parameters specified in the Global Plan. It also requires certain accommodations by our principal North American and European customers. The Proposed Amendments are an integral part of the Global Plan.

         On June 28, 2002, we met with Robert Stark of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (212/872-1000) and John Garcia of Chanin Capital Partners (310/445-4010), in their capacity as advisors to an informal committee of certain unaffiliated investors who hold a significant portion of each series of our Notes, to discuss certain matters related to our current financial situation.

         On July 3, 2002, we paid the aggregate $14.375 million interest payments due on the 2007 Senior Notes and the Senior Subordinated Notes. These interest payments were allowed by the lenders under our Credit Agreement due to the pledge of substantial additional collateral by Mr. Winget to secure borrowings under our Credit Agreement, and were made within the 30 day grace period allowed by the applicable Indentures. The interest payments initially came due on June 3, 2002.

         We continue to operate in Europe and North America without any known disruption to our customers. We are investigating all of our options relating to these developments and, in accordance with the German court order, we are working with the German Temporary Administrator to maintain operations and continuity of production in Germany. Notwithstanding the extraordinary expenses incurred as a result of the German Preliminary Proceeding and our efforts to implement the Global Plan, we believe our operations continue to generate a positive cash flow.

                             THE PROPOSED AMENDMENTS

         The description of the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to (i) the relevant terms of the Indentures as currently in effect and the terms of the Proposed Amendments which are set forth in Appendix A to this Consent Solicitation Statement, and (ii) the form of the Supplemental Indentures containing the Proposed Amendments. A copy of the form of each of the proposed Supplemental Indentures containing the Proposed Amendments is available from the Company upon request. The form of the Supplemental Indentures may be modified or supplemented prior to the execution thereof in a manner that would not require additional consents under the Indentures. Noteholders should carefully review the Proposed Amendments, including the provisions set forth in Appendix A, prior to delivering Consents. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given in the Indentures.

DESCRIPTION OF AND RATIONALE FOR PROPOSED AMENDMENTS

         The Proposed Amendments will amend the Indentures to (i) permit the German Temporary Administrator's incurrence of Indebtedness with respect to certain foreign subsidiaries and granting of liens on certain assets in connection with the German Preliminary Proceeding which is permitted to be incurred by the German Temporary Administrator without the approval of the Company, (ii) allow for the refinancing of such Indebtedness, including any required consensual restrictions on dividend payments (iii) provide for an extension of the financial reporting obligation with respect to the fiscal quarter ended June 30, 2002 because of the possible inability of the Company to obtain the required financial information from its German Subsidiaries, due to the German Preliminary Proceeding, (iv) provide for an extension of any applicable cure period with respect to the German Preliminary Proceeding, (v) allow for the assumption of Indebtedness in connection with any contribution of certain assets or businesses to the Company by the Company's sole equity holder or affiliates, and (vi) allow for the incurrence of additional Indebtedness under the Company's Credit Agreement for liquidity.

         The principal purpose of the Proposed Amendments is to facilitate the termination of the German Preliminary Proceeding without commencement of a formal insolvency proceeding in Germany. FURTHER, IF THE REQUISITE CONSENTS ARE OBTAINED FOR THE PROPOSED AMENDMENTS, WE INTEND TO PAY TO THE HOLDERS OF THE 2005 SENIOR NOTES THE INTEREST ACCRUED THEREON (INCLUDING INTEREST AT THE DEFAULT RATE FROM JULY 1, 2002 TO THE DATE OF PAYMENT) ON OR PRIOR TO JULY 31, 2002. In the absence of the extension of the cure period with respect to the German Preliminary Proceeding, the lenders under our Credit Agreement are likely to take the position that, upon the expiration of the 60 day cure period, there will be an automatic acceleration of the Indebtedness under the 2005 Indenture (a position with which we do not necessarily agree). Taking the position that expiration of the cure period automatically accelerates the 2005 Senior Notes, arguably 100% of the holders of the 2005 Senior Notes would be required to rescind the automatic acceleration. Further, because such acceleration would cause the temporary waiver under the Credit Agreement to expire, the lenders under our Credit Agreement are likely to take the position that there would be an automatic acceleration under the Credit Agreement requiring 100% lender approval to waive. Under this scenario, the lenders could prevent any interest payment on the 2005 Senior Notes. The acceleration of the 2005 Senior Notes would further cross-default the 2007 Senior Notes and the Senior Subordinated Notes.

         In the Sixth Amendment to Credit Agreement, the lenders under our Credit Agreement have already agreed to extend the cure period with respect to the German Preliminary Proceeding to a date that is one day prior to the occurrence of any default under the Indentures caused by the failure to obtain a dismissal of the German Preliminary Proceeding. Thus, the consent of the Noteholders will provide stability among each of our constituent lending groups on this issue. Stability will, in turn, allow the advisors to certain of the Noteholders to evaluate our financial and other information, and allow us to continue to pursue our Global Plan. It will also signal to our lenders and our customers that progress is being made to effectuate our Global Plan.

         The Proposed Amendments to permit the Indebtedness, related liens and refinancing of the Indebtedness incurred by the German Temporary Administrator (including the related liens and dividend restrictions) are critical steps in seeking to avoid a formal insolvency proceeding in Germany. The German Temporary Administrator presently controls the incurrence of the anticipated Indebtedness and liens on the assets of the German Preliminary Proceeding Subsidiaries (as defined in the Proposed Amendments), without the action or consent of our subsidiaries. However, a key factor in avoiding a formal insolvency proceeding in Germany will be our ability to refinance such Indebtedness on behalf of the German Preliminary Proceeding Subsidiaries, rather than on behalf of the Temporary Administrator. This Indebtedness would be secured and is likely to include restrictions on the payment of dividends by the German Subsidiaries. Such exit financing would be a critical component in demonstrating the financial viability of the entities and to facilitate discharge of the German Preliminary Proceeding.

         If the German Preliminary Proceeding is dismissed and a formal insolvency proceeding is not commenced, Mr. Winget has committed, as part of the Global Plan, to contribute to us businesses that he currently owns outside of our Company with an annual EBITDA of approximately $75 million, subject to $30 million in debt. These would include operating ancillary businesses owned by Mr. Winget that provide design, engineering and tooling services, and lease equipment and real estate to us in North America as well as certain foreign operations that provide critical services to our European operations and other customers. Certain of these entities have existing Indebtedness and, upon their contribution to us, the domestic entities would become Guarantors of the Notes. The Proposed Amendments allow for such contribution, subject to the existing Indebtedness and liens,

         If the Requisite Consents are not obtained and the German Preliminary Proceeding is not dismissed, however, there is no assurance that Mr. Winget will contribute these outside businesses. Further, a formal insolvency proceeding in Germany may result in a sale of the German Preliminary Proceeding Subsidiaries with little or no residual value returned to us after the proceeds are applied to satisfy the Indebtedness incurred by the German Temporary Administrator and other obligations of the German Preliminary Proceeding Subsidiaries. If the foregoing were to occur, our United States operations would remain burdened with significant Indebtedness, including that represented by the Notes. Concerns regarding our ability to pay our obligations when they come due could lead to bankruptcy proceedings in the United States, in which event we believe the Noteholders would experience a substantial loss.

         The Proposed Amendment for additional Indebtedness not to exceed $50 million from the lenders under our Credit Agreement would permit consummation of financing initially scheduled for the end of May 2002. As we previously described in our Report on Form 10-Q for the quarter ended March 31, 2002, we closed on an additional $50 million of borrowing under our Credit Agreement in May, 2002 and had anticipated closing an additional $50 million prior to the end of May 2002. If the German Preliminary Proceeding and related German Preliminary Proceeding Financing had not occurred, the Company believes it could have incurred this additional $50 million without consent of the Noteholders under the terms of the Indentures. However, due to events involving the German Subsidiaries, the closing did not occur and the Company is now seeking consent to obtain such additional liquidity.

         The Proposed Amendment to permit a delay in the filing of our quarterly report on Form 10-Q for the quarter ended June 30, 2002 is requested because of concerns about our inability to timely access adequate financial information about our German Subsidiaries, caused by the German Temporary Administrator.

         There are many risks and uncertainties that may affect the implementation of the Global Plan. For example, while we continue to have numerous meetings, discussions and negotiations with the German Temporary Administrator in order to avoid a formal insolvency proceeding in Germany, there can be no assurance that we will be successful in our efforts. A formal insolvency proceeding in Germany with respect to our German subsidiaries will severely limit our ability to implement our capital restructuring. In addition, the Global Plan involves receiving accommodations from a number of our constituencies, including our customers, our North American bank group, the Noteholders, and our sole equity holder, Mr. Winget. We have been negotiating with and continue to negotiate with all of the parties that must provide accommodations in order for there to be a successful implementation of the Global Plan. To date, Mr. Winget, our primary customers, and our bank group have agreed with us to take the initial steps necessary to implement the restructuring plan. The Consents requested by this Consent Solicitation Statement represent additional initial steps necessary to initiate the Global Plan and we expect that additional consents and concessions may be required from our customers, lenders, equity holder and the Noteholders for full implementation. Although there are many factors beyond our control that will impact the Global Plan, if we are successful in implementing the Global Plan, we believe that the Noteholders will be able to realize far greater value for their Notes than if the Global Plan is not successful.

PROPOSED AMENDMENTS

         Set forth below is a summary of the Proposed Amendments relating to the relevant existing provisions of the Indentures. The complete text of the Proposed Amendments is set forth in Appendix A to this Consent Solicitation Statement. Except as set forth below, the text of the Indentures remains unchanged.

         A copy of each of the proposed Supplemental Indentures containing these amendments is available from the Company on request. Requests should be addressed to: Venture Holdings Company LLC, 33662 James J. Pompo, Fraser, Michigan 48026; attention: James E. Butler, Executive Vice President (telephone number (586) 294-1500).

         2005 INDENTURE

1. The following new definitions will be added to Section 1.1 of the 2005 Indenture by the Proposed Amendments:

         "German Preliminary Proceeding" means the proceedings and process pursuant to the petitions filed in Germany requesting that Venture Germany GmbH, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH, and Peguform GmbH & Co. KG be placed in preliminary insolvency proceedings by certain managing directors of certain companies and the related court order that Attorney at Law Dr. Jobst Wellensiek is appointed as preliminary receiver in insolvency and stating that the preliminary receiver in insolvency is commissioned to examine in his capacity as an expert whether there is good reason to open insolvency proceedings in Germany; provided that the German Preliminary Proceeding does not include the conversion of the German Preliminary Proceeding into a formal insolvency proceeding, but the German Preliminary Proceeding will include any extension of Dr. Wellensiek's or his successor's appointment so long as he is not empowered to liquidate and sell assets.

         "German Preliminary Proceeding Financing" means the credit financing (which may be revolving) of the German Preliminary Proceeding Subsidiaries by third parties in the German Preliminary Proceeding and the refinancing, renewal or replacement of the German Preliminary Proceeding Financing with a credit facility (which may revolve in whole or in part) in an amount required to have the German Preliminary Proceeding dismissed and not to exceed 400,000,000 Euros in aggregate principal amount outstanding at any time.

         "German Preliminary Proceeding Subsidiaries" means Venture Germany GmbH, Venture Verwaltungs GmbH, Peguform GmbH & Co. KG, Venture Beteiligungs GmbH and any other Foreign Subsidiary that becomes subject to the German Preliminary Proceeding.

         "Preliminary Proceeding Termination Date" means the date on which the German Preliminary Proceeding is discharged through dismissal, withdrawal of petitions, a finding of restored solvency, or the conversion of the proceeding to a formal insolvency proceeding under which assets are to be liquidated and sold.

2.       The definitions of "Permitted Indebtedness" and "Permitted Lien" in
         Section 1.1 of the 2005 Indenture will be modified by the Proposed Amendments as follows:

         "Permitted Indebtedness" is modified by adding a new subsection (k), which shall read as follows: "The German Preliminary Proceeding Subsidiaries and their Subsidiaries may incur Indebtedness in respect of the German Preliminary Proceeding Financing," by adding a new subsection (l) which shall read as follows: "The Issuers or any Subsidiary may incur (i) Indebtedness of a Person acquired in an Acquisition if such Person was engaged in a Related Business and was an Affiliate as of December 31, 2001 and remained an Affiliate as of the date of the Acquisition of such Person, so long as such Person has a positive net worth at the time of such Acquisition or (ii) Acquired Indebtedness related to assets acquired by such Issuer or Subsidiary from an Affiliate, so long as the acquired assets are used in a Related Business and the fair market value of such assets is greater than the related Acquired Indebtedness," and by adding a new subsection (m) which shall read as follows: "The Issuers and the Guarantors may incur additional Indebtedness pursuant to the Credit Agreement (notwithstanding any limitations described in the definition of Credit Agreement) in an amount not to exceed $50,000,000 in aggregate principal amount."

         "Permitted Lien" is modified by adding the following to subsection (i) "and Liens on assets acquired pursuant to subsection (l) of the definition of Permitted Indebtedness" and adding a new subsection (o) which shall read as follows: "Liens on assets of the German Preliminary Proceeding Subsidiaries and their Subsidiaries securing the German Preliminary Proceeding Financing and/or securing obligations to credit insurers to the extent required to reinstate the credit insurance for the payables of the German Preliminary Proceeding Subsidiaries and their Subsidiaries."

3. Section 4.7, Section 4.11, and Section 6.1(4) of the 2005 Indenture will be modified by the proposed Amendments as follows:

         Section 4.7 will be modified to provide that the following language shall be added at the end of the first sentence: "provided, that any such reports for the fiscal quarter ended June 30, 2002 must be filed not later than October 15, 2002."

         Section 4.11 will be modified to add a new subsection (h) which shall read as follows "in connection with the German Preliminary Proceeding Financing, consensual restrictions replacing restrictions imposed during the German Preliminary Proceeding that are not materially less favorable than those being replaced."

         Section 6.1(4) will be modified to add after the reference to "60 consecutive days" or "60 days": "or, in the case of the German Preliminary Proceeding, for the period ending on the Preliminary Proceeding Termination Date."

         2007 INDENTURE AND 2009 INDENTURE

1. The following new definitions will be added to Section 1.01 of each of the 2007 and 2009 Indentures by the Proposed Amendments:

         "German Preliminary Proceeding" means the proceedings and process pursuant to the petitions filed in Germany requesting that Venture Germany GmbH, Venture Verwaltungs GmbH, Venture Beteiligungs GmbH, and Peguform GmbH & Co. KG be placed in preliminary insolvency proceedings by certain managing directors of certain companies and the related court order that Attorney at Law Dr. Jobst Wellensiek is appointed as preliminary receiver in insolvency and stating that the preliminary receiver in insolvency is commissioned to examine in his capacity as an expert whether there is good reason to open insolvency proceedings in Germany; provided that the German Preliminary Proceeding does not include the conversion of the German Preliminary Proceeding into a formal insolvency proceeding, but the German Preliminary Proceeding will include any extension of Dr. Wellensiek's or his successor's appointment so long as he is not empowered to liquidate and sell assets.

         "German Preliminary Proceeding Financing" means the credit financing (which may be revolving) of the German Preliminary Proceeding Subsidiaries by third parties in the German Preliminary Proceeding and the refinancing, renewal or replacement of the German Preliminary Proceeding Financing with a credit facility (which may revolve in whole or in part) in an amount required to have the German Preliminary Proceeding dismissed and not to exceed 400,000,000 Euros in aggregate principal amount outstanding at any time.

         "German Preliminary Proceeding Subsidiaries" means Venture Germany GmbH, Venture Verwaltungs GmbH, Peguform GmbH & Co. KG, Venture Beteiligungs GmbH and any other foreign Subsidiary that becomes subject to the German Preliminary Proceeding.

         "Preliminary Proceeding Termination Date" means the date on which the German Preliminary Proceeding is discharged through dismissal, withdrawal of petitions, a finding of restored solvency, or the conversion of the proceeding to a formal insolvency proceeding under which assets are to be liquidated and sold.

2. The definition of "Permitted Liens" in Section 1.01 of each of the 2007 and 2009 Indentures will be modified by the Proposed Amendments as follows:

         "Permitted Liens" is modified by modifying subsection (3) to incorporate the defined term "Acquisition" in place of merger or consolidation, and adding a new subsection (20) which shall read as follows: "Liens on assets of the German Preliminary Proceeding Subsidiaries and their Subsidiaries securing the German Preliminary Proceeding Financing and/or securing obligations to credit insurers to the extent required to reinstate the credit insurance for the payables of the German Preliminary Proceeding Subsidiaries and their Subsidiaries."

3. Section 4.03(a), Section 4.08, Section 4.09, Section 4.10, and Section 6.01(i) of each of the 2007 and 2009 Indentures will be modified by the proposed Amendments as follows:

         Section 4.03(a) will be modified to add the following language at the end of the first sentence: "provided, that any such reports for the fiscal quarter ended June 30, 2002 must be furnished not later than October 15, 2002."

         Section 4.08 will be modified to add a new subsection (15), which shall read as follows "The German Preliminary Proceeding Financing, so long as any consensual restrictions thereunder are not materially less favorable than the restrictions imposed during the German Preliminary Proceeding."

         Section 4.09 will be modified to add a new subsection (17) which will read as follows: "the incurrence by the Trust or any of its Restricted Subsidiaries of (i) Indebtedness of a Person acquired in an Acquisition if such Person was engaged in a Permitted Business and was an Affiliate of the Trust as of December 31, 2001 and remained an Affiliate of the Trust as of the date of the Acquisition of such Person, so long as such Person has a positive net worth at the time of such Acquisition or (ii) Acquired Debt related to assets acquired by the Trust or any of its Restricted Subsidiaries from an Affiliate of the Trust, so long as the acquired assets are used in a Permitted Business and the fair market value of such assets is greater than the related Acquired Debt" and to add subsection (18) which will read as follows: "the incurrence by the Trust or any of its Restricted Subsidiaries of additional Indebtedness pursuant to the Credit Agreement (notwithstanding any limitations described in the definition of Credit Agreement) in an amount not to exceed $50,000,000 in aggregate principal amount."

         The introductory paragraph of Section 4.10 will be modified to read as follows: "The Trust shall not permit any Restricted Subsidiary of the Trust that is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than (x) Permitted Debt or (y) the German Preliminary Proceeding Financing by the German Preliminary Proceeding Subsidiaries and their Subsidiaries, unless:"

         Section 6.01(i) will be modified to add after the reference to "60 consecutive days": "or, in the case of the German Preliminary Proceeding, for the period ending on the Preliminary Proceeding Termination Date."


                       SELECTED HISTORICAL FINANCIAL DATA

         This Consent Solicitation Statement should be read in conjunction with the consolidated financial statements, related notes and other financial information (including Management's Discussion and Analysis of Financial Condition and Results of Operations) appearing in the documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                            THE CONSENT SOLICITATION

         The Company is soliciting Consents from Noteholders of record as of the close of business on the Record Date (as defined below), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement, in the accompanying Consent Form, and, except as expressly set forth herein and therein, the Indentures (the "Consent Solicitation").

         Consents may not be revoked at any time after the earlier of (i) 5:00 pm., New York City time, Thursday, July 25, 2002, and (ii) the time and date on which the Company receives Requisite Consents for the Notes even if the Consent Solicitation is extended beyond that time. If Requisite Consents for the Notes are received (and not revoked) prior to the Consent Date and the other conditions set forth herein are satisfied or waived, the Company will, promptly after the Consent Date, pay to each Noteholder as of the Record Date who has delivered (and not revoked) a valid Consent on or prior to the Consent Date $2.50 for each $1,000 principal amount of the Notes in respect of which the Consent has been timely delivered. No accrued interest will be paid on the Consent Fee.

         The Proposed Amendments will be effected by the Supplemental Indentures, which are to be executed by the Company, the Guarantors and the Trustee on the Consent Date. The Supplemental Indentures will become effective upon execution by the Company, the Guarantors and the Trustee.

         After the Proposed Amendments become effective, all current Noteholders, including non-consenting Noteholders, and all subsequent Noteholders, will be bound by the Proposed Amendments. If the Consent Solicitation is terminated for any reason on or before the Consent Date, any Consents received by the Trustee will be voided, the Supplemental Indentures will not be executed and the Consent Fee will not be paid to any Noteholders.

         Notwithstanding any subsequent transfer of the Notes, any Noteholders as of the Record Date whose properly executed Consent Form has been received (and not revoked) prior to the Consent Date will be eligible to receive any Consent Fee payable in respect of the Notes. Noteholders as of the Record Date who do not deliver Consents or deliver Consents after the Consent Date will not be entitled to receive the Consent Fee.

REQUISITE CONSENTS

         The 2005 Senior Noteholders of record as of the Record Date must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of the outstanding 2005 Senior Notes in order to approve the Proposed Amendments for that series of Notes. The 2007 Senior Noteholders of record as of the Record Date must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of the outstanding 2007 Senior Notes in order to approve the Proposed Amendments for that series of Notes. The Senior Subordinated Noteholders of record as of the Record Date must validly deliver (and not revoke) Consents in respect of a majority in aggregate principal amount of the outstanding Senior Subordinated Notes in order to approve the Proposed Amendments for that series of Notes. The majority in aggregate principal amount of any such series of Notes is referred to as the "Requisite Consents". As of the date hereof, $205 million principal amount of 2005 Senior Notes were issued and outstanding, $125 million principal amount of 2007 Senior Notes were issued and outstanding, and $125 million principal amount of Senior Subordinated Notes were issued and outstanding.

         If the Requisite Consents for all series of Notes are delivered to the Trustee, the Company, the Guarantors, and the Trustee may, but are not required to, execute and deliver the Supplemental Indenture for each series of Notes, subject to the terms and conditions set forth herein, as soon as is practicable after the receipt of the Requisite Consents for each series of Notes. However, the Company reserves the right to delay execution and delivery of the Supplemental Indentures until such time following the receipt of the Requisite Consents as it deems appropriate. Although not required to do so, the Company may terminate the Consent Solicitation if it does not receive the Requisite Consents for all series of Notes.

         The failure of a holder of Notes to deliver a Consent will have the same effect as if such holder had voted "Against" the Proposed Amendments.

RECORD DATE

         This Consent Solicitation Statement and the Consent Forms are being sent to all persons who were holders of record of Notes as of July 10, 2002 (the "Record Date"), for the determination of Noteholders entitled to give Consents pursuant to this Consent Solicitation Statement.

EXPIRATION DATE; EXTENSIONS; AMENDMENT; TERMINATION

         The Consent Solicitation will expire at 5:00 pm., New York City time, on Thursday, July 25, 2002, unless extended by the Company. Consents may be revoked at any time up to the Consent Date, but may not be revoked thereafter. See "--Revocation of Consents" below.

         The Company reserves the right to extend the Consent Solicitation at any time and from time to time by giving oral or written notice to the Trustee; provided that if the Requisite Consents relating to the Notes shall have been obtained on any date prior to the Consent Date, the Supplemental Indentures affecting the Proposed Amendments may be executed and delivered at such prior date. For purposes of the Consent Solicitation, a notice given before 9:00 a.m., New York City time, on any day shall be deemed to have been made on the preceding day. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Noteholders of record as of the Record Date). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

         The Company expressly reserves the right for any reason to abandon, terminate or amend the Consent Solicitation at any time on or prior to the Consent Date by giving oral or written notice of such action to the Trustee. If the Company abandons or terminates the Consent Solicitation, or if the conditions to the execution of the Supplemental Indentures are not satisfied or waived, no Consent Fee will be paid to any Noteholder. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Noteholders as of the Record Date). Although not required to do so, the Company may abandon or terminate the Consent Solicitation if it does not receive the Requisite Consents for all series of Notes.

CONSENT PROCEDURES

         Only those persons who are Noteholders of record as of the Record Date may execute and deliver a Consent Form. A beneficial owner of Notes who is not the Noteholder of record as of the Record Date (i.e., a beneficial holder whose Notes are registered in the name of a nominee such as a bank or a brokerage firm) must arrange for the registered Noteholder either to (i) execute a Consent Form and deliver it either to the Trustee on such beneficial owner's behalf or to such beneficial owner for forwarding to the Trustee by such beneficial owner, or (ii) forward a duly executed proxy from the registered Noteholder authorizing the beneficial holder to execute and deliver a Consent Form with respect to the Notes on behalf of such registered Noteholder.

         Any beneficial owner of notes held of record on the Record Date by The Depository Trust Company ("DTC") or its nominee, through authority granted by DTC, may direct the participant in DTC (a "DTC Participant") through which such beneficial owner's Notes are held in DTC on the Record Date to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly as if such beneficial owner were a registered Noteholder, a Consent Form with respect to Notes beneficially owned by such beneficial owner on the date of execution. Accordingly, such beneficial owners are urged to contact the person responsible for their account to obtain a valid proxy or to direct a Consent to be signed on their behalf with respect to their Notes. For purposes of this Consent Solicitation Statement, the term "record holder" or "registered Noteholder" shall be deemed to include DTC Participants.

         Regardless of the outcome of this Consent Solicitation, or whether the Proposed Amendments become effective, the Notes will continue to be outstanding in accordance with all other terms of the applicable Indenture. The changes sought to be affected by the Proposed Amendments will not alter the Company's obligations to pay interest and principal with respect to the Notes or alter the stated interest rate or redemption provisions of the Notes.

         Delivering a Consent will not affect a Noteholder's right to sell or transfer the Notes. All Consents received (and not revoked) on or prior to the Consent Date will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless, with respect to the 2005 Senior Notes, the registered Noteholder as of the Record Date, and with respect to the 2007 Senior Notes or the Senior Subordinated Notes, the registered Noteholder as of the date of revocation, revokes such Consent prior to the Consent Date by following the procedures set forth under "--Revocation of Consents" below.

          HOLDERS OF NOTES AS OF THE RECORD DATE WHO WISH TO CONSENT SHOULD HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) COMPLETED, DATED AND SIGNED CONSENTS TO THE TRUSTEE AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE HEREOF AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENT FORMS SHOULD BE DELIVERED TO THE TRUSTEE, AND NOT TO THE COMPANY, THE SOLICITATION AGENT OR THE INFORMATION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY, THE SOLICITATION AGENT OR THE INFORMATION AGENT.

          IN NO EVENT SHOULD A NOTEHOLDER TENDER OR DELIVER CERTIFICATES EVIDENCING NOTES.

         Any Consent Form that is properly completed, signed and delivered to the Trustee, and not revoked, prior to the Consent Date, will be given effect in accordance with the provisions hereof. Noteholders who desire to consent to the Proposed Amendments should complete, sign and date the Consent Form included herewith and deliver or send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Form to the Trustee at the address listed on the back cover page of this Consent Solicitation Statement and on the Consent Form. IF THE CONSENT FORM IS PROPERLY COMPLETED AND SIGNED, THE NOTEHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS. Delivery of Consent Forms should be made promptly in order to assure that the Trustee receives the Consent Form prior to 5:00 p.m., New York City time, on the Consent Date since no Consent Fees will be paid in respect of the Consents received thereafter.

         Consent Forms must be executed in exactly the same manner as the registered Noteholder(s) name(s) appear on the Notes. If Notes to which a Consent relates are held of record by two or more joint holders, all such Noteholders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a company or other person acting in a fiduciary or representative capacity such person must so indicate when signing and must submit with the Consent appropriate evidence of authority to execute the Consent Form. In addition, if a Consent relates to less than the aggregate principal amount of Notes registered in the name of such Noteholders, the Noteholder must list the serial numbers and principal amount of Notes registered in the name of such Noteholder to which the Consent relates. If Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the registered Noteholder on the Record Date, it must be accompanied by the proxy set forth on the Consent Form duly executed by such registered Noteholder.

         The record ownership of Notes as of the Record Date shall be proven by The Huntington National Bank, as registrar of the Notes under the Indentures. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding on all parties. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could in the opinion of the Company or its counsel be unlawful. The Company also reserves the right to waive any defects or irregularities in connection with deliveries of particular Consent Forms. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. Neither the Company nor any of its affiliates, the Solicitation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company's interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

         Each properly completed and executed Consent Form will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

         Prior to the Consent Date, any Noteholder may revoke any Consent given as to its Notes or any portion of such Notes (in multiples of $1,000).

         A 2005 Senior Noteholder desiring to revoke a Consent must provide a notice that must (i) contain the name of the person who delivered the Consent and the description of the Notes to which it relates, the serial number or numbers of such Notes and the aggregate principal amount represented by such Notes, (ii) be signed by the record Noteholder in the same manner as the original signature on the Consent Form (including the required signature guarantee(s)), (iii) if the Consent Form was executed by a person other than the record Noteholder, be accompanied by a valid proxy, signed by such record

Noteholder and authorizing the revocation of such Consent, and (iv) be received by the Trustee at one of its addresses set forth herein prior to the Consent Date.

         A 2007 Senior Noteholder or a Senior Subordinated Noteholder desiring to revoke a Consent must provide a notice that must (i) contain the name of the person who delivered the Consent and the description of the Notes to which it relates, the serial number or numbers of such Notes and the aggregate principal amount represented by such Notes, (ii) be signed by the registered Noteholder (including the required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company that the Noteholder revoking the Consent has succeeded to beneficial ownership of the Notes, (iii) if the Consent Form was executed by a person other than the registered Noteholder, be accompanied by a valid proxy, signed by such registered Noteholder and authorizing the revocation of such Consent, and (iii) be received by the Trustee at one of its addresses set forth herein prior to the Consent Date.

          A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given. No Noteholder may revoke a Consent after the Consent Date.

          ASSUMING IT RECEIVES THE REQUISITE CONSENTS FOR ALL SERIES OF NOTES, THE COMPANY INTENDS TO EXECUTE SUPPLEMENTAL INDENTURES TO THE INDENTURES GOVERNING THE NOTES PROVIDING FOR THE PROPOSED AMENDMENTS, WHICH WILL BE BINDING UPON EACH NOTEHOLDER WHETHER OR NOT SUCH NOTEHOLDER GIVES A CONSENT WITH RESPECT THERETO.

         The Company reserves the right to contest the validity of any revocation and all questions as to validity (including the time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding on all parties. Neither the Company nor any of its affiliates, the Solicitation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

CONDITIONS OF EXECUTION OF SUPPLEMENTAL INDENTURES AND PAYMENT OF CONSENT FEE

         The execution of the each of the Supplemental Indentures is conditioned on (i) the Requisite Consents being validly delivered (and not revoked) prior to the Consent Date for all series of Notes, (ii) receipt by the Trustee of such resolutions, certificates and opinions regarding the Consents and the Supplemental Indentures as the Trustee may reasonably request pursuant to the Indenture , and (iii) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin the implementation of the applicable Proposed Amendments, the entering into of the applicable Supplemental Indentures or the payment of any Consent Fee or question the legality or validity thereof.

         The Proposed Amendments will be effected by the Supplemental Indentures, which are to be executed by the Company, the Guarantors and the Trustee on the Consent Date. The Supplemental Indentures will become effective upon execution by the Company, the Guarantors and the Trustee.

         In the event that (i) the Requisite Consents for all series of Notes are validly delivered, (ii) the Supplemental Indentures affecting the Proposed Amendments are executed by the Company, the Guarantors and the Trustee, (iii) the Company receives the approval of the requisite lenders under its Credit Agreement, and (iv) all conditions have been satisfied or waived, the Company will, promptly after the Consent Date, pay the Consent Fee to each Noteholder of that series of Notes as of the Record Date who has delivered (and not revoked) a valid Consent on or prior to the Consent Date.

         The Consent Solicitation may be abandoned or terminated by the Company at any time on or prior to the Consent Date, for any reason, or for no reason, in which case Consents with respect to the Notes will be voided and no Consent Fee will be paid. Each of the conditions to the Consent Solicitation and the payment of the Consent Fee set forth in this Consent Solicitation Statement are for the sole benefit of the Company and may be waived by the Company at any time.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material U.S. federal income tax consequences of the Consent Solicitation. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to particular Noteholders in light of their personal investment circumstances (for example, to persons holding the Notes as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss U.S. federal income tax considerations applicable to certain types of investors subject to special treatment under the U.S. federal tax laws (for example, banks, insurance companies, tax-exempt organizations, financial institutions or broker-dealers). In addition, the discussion does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular investor. The discussion assumes that investors hold the Notes as capital assets within the meaning of Section 1221 of the Code. For purposes of this discussion, a "U.S. Holder" is any beneficial owner of a Note that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate or trust described in Section 7701(a)(30) of the Code, or (iv) a person whose worldwide income or gain is otherwise subject to U.S. income taxation on a net income basis, and a "Non-U.S. Holder" is any beneficial owner of a Note that is not a U.S. Holder.

          NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING FEDERAL, STATE AND FOREIGN TAX CONSEQUENCES TO THEM FOR THE RECEIPT OF THE CONSENT FEE AND CONSENT SOLICITATION.

         Consequences of the Consent Solicitation. Although the matter is not entirely free from doubt, the Consent Fee should be treated for federal income tax purposes as a fee paid to Noteholders who Consent to the Proposed Amendments ("Consenting Holders") in exchange for their Consent and the Company intends to treat the Consent Fee in such manner. If such treatment is respected, a Consenting Holder will recognize ordinary income equal to the amount of cash received. The Company or a paying agent may be required to provide information to Consenting Holders and to the IRS reporting the payment of the Consent Fee.

         The Company believes that the Proposed Amendments and the payment of the Consent Fee should not result in a taxable exchange of Notes for new notes ("New Notes") by any Noteholder (a "Deemed Exchange"), regardless of whether such Noteholder is a Consenting Holder. If the IRS were to successfully assert that the Proposed Amendments and the payment of the Consent Fee resulted in a Deemed Exchange for a Noteholder, then the transaction would be a deemed exchange of securities, and thus should be treated as a tax-free recapitalization for U.S. federal income tax purposes. In such case, the Noteholder would not recognize taxable gain or loss, except as provided below in the discussion of the Consent Fee. If the Deemed Exchange were not a tax-free recapitalization, however, a Noteholder would recognize taxable gain or loss on the Deemed Exchange in an amount equal to the difference between the issue price of the New Notes (generally their fair market value on the date of the Deemed Exchange) (plus, as described below, possibly the amount of the Consent Fee) and such Noteholder's adjusted tax basis in the Notes.

         If in the alternative the IRS were to treat the Consent Fee as a payment on the Notes, then, in the absence of a Deemed Exchange, the Consent Fee would constitute a return of capital (not currently taxable) to the extent of the Noteholder's tax basis in the Notes, and capital gain to the extent of any excess of the Consent Fee over such Noteholder's tax basis in the Notes. If the IRS were to treat the Consent Fee as a payment on the Notes and to treat the transaction as a Deemed Exchange, then (i) in the case of a Deemed Exchange that is a recapitalization, a Consenting Holder generally would recognize capital gain in an amount equal to the Consent Fee, but not in excess of the differences between such Noteholder's adjusted tax basis in the Notes and the issue price of the New Notes, and (ii) in the case of a Deemed Exchange that is not a recapitalization, the Consent Fee would be treated as an additional amount realized with respect to the Deemed Exchange, which would increase the Consenting Holder's taxable gain or decrease such Noteholder's taxable loss, as the case may be, with respect to the Deemed Exchange.

         Noteholders should note that no ruling has been nor will be requested from the IRS regarding the tax consequences of the Proposed Amendments and the payment of the Consent Fee, and no assurance can be given that the position intended to be taken by the Company described above will be accepted by the IRS.

         Backup Withholding. A Consenting Holder that is not a corporation may be subject to backup withholding at the rate of 30%, with respect to the Consent Fee received by such Noteholder in exchange for its Consent if such Noteholder fails to comply with certain certification and identification requirements. Accordingly, in order for a Consenting Holder to avoid backup withholding, such Noteholder must (i) in the case of U.S. Holders that are not otherwise exempt from backup withholding, either (i) complete the substitute Form W-9, certifying (under penalties of perjury) that the taxpayer identification number provided is correct (or that such Noteholder is awaiting assignment of a taxpayer identification number) and providing certain other information or, in the alternative, or (ii) provide an adequate basis for an exemption from backup withholding, and (ii) in the case of Non-U.S. Holders that are individuals, complete and provide an IRS Form W-8. Any amount withheld under the backup withholding rules will be creditable against a Noteholder's U.S. federal income tax liability. Information concerning backup withholding and a substitute Form W-9 are included in the Consent Form.

TRUSTEE

         The Huntington National Bank is the trustee, registrar, transfer agent and paying agent under the Indentures. Assuming the Requisite Consents are obtained on or prior to the Consent Date and the Supplemental Indentures are executed, the Trustee, will, on behalf of the Company, pay the Consent Fee to the Noteholders who have validly consented by the Consent Date.

SOLICITATION AGENT AND INFORMATION AGENT

         The Company has retained Deutsche Bank Securities Inc. as Solicitation Agent in connection with the Consent Solicitation (the "Solicitation Agent"). The Solicitation Agent will solicit Consents and will be paid a fee and will be reimbursed for reasonable out-of-pocket expenses in addition to fees and reimbursements generally paid to securities brokers and dealers for which it may be eligible. The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the securities laws in connection with the Consent Solicitation.

         The Company has retained MacKenzie Partners, Inc. to act as Information Agent (the "Information Agent"). Requests for assistance in completing and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Form may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                  [remainder of page intentionally left blank]

                                   APPENDIX A

         This Appendix sets forth each of the new definitions to be added to the Indentures, the complete text of those existing definitions to be modified in the Indentures, and the complete text of those Sections in the Indentures to be modified. Proposed additions to the original text are italicized. Proposed deletions are indicated by a [strikethrough] of the deleted text. The non-italicized type is the original text of each of the Indentures.

                                 2005 Indenture

         SECTION 1.1  DEFINITIONS.

         * * * * *

         "GERMAN PRELIMINARY PROCEEDING" MEANS THE PROCEEDINGS AND PROCESS PURSUANT TO THE PETITION, FILED IN GERMANY REQUESTING THAT VENTURE GERMANY GMBH, VENTURE VERWALTUNGS GMBH, VENTURE BETEILIGUNGS GMBH, AND PEGUFORM GMBH & CO. KG BE PLACED IN PRELIMINARY INSOLVENCY PROCEEDINGS BY CERTAIN MANAGING DIRECTORS OF CERTAIN COMPANIES AND THE RELATED COURT ORDER THAT ATTORNEY AT LAW DR. JOBST WELLENSIEK IS APPOINTED AS PRELIMINARY RECEIVER IN INSOLVENCY AND STATING THAT THE PRELIMINARY RECEIVER IN INSOLVENCY IS COMMISSIONED TO EXAMINE IN HIS CAPACITY AS AN EXPERT WHETHER THERE IS GOOD REASON TO OPEN INSOLVENCY PROCEEDINGS IN GERMANY; PROVIDED THAT THE GERMAN PRELIMINARY PROCEEDING DOES NOT INCLUDE THE CONVERSION OF THE GERMAN PRELIMINARY PROCEEDING INTO A FORMAL INSOLVENCY PROCEEDING, BUT THE GERMAN PRELIMINARY PROCEEDING WILL INCLUDE ANY EXTENSION OF DR. WELLENSIEK'S OR HIS SUCCESSOR'S APPOINTMENT SO LONG AS HE IS NOT EMPOWERED TO LIQUIDATE AND SELL ASSETS.

         "GERMAN PRELIMINARY PROCEEDING FINANCING" MEANS THE CREDIT FINANCING (WHICH MAY BE REVOLVING) OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES BY THIRD PARTIES IN THE GERMAN PRELIMINARY PROCEEDING AND THE REFINANCING, RENEWAL OR REPLACEMENT OF THE GERMAN PRELIMINARY PROCEEDING FINANCING WITH A CREDIT FACILITY (WHICH MAY REVOLVE IN WHOLE OR IN PART) IN AN AMOUNT REQUIRED TO HAVE THE GERMAN PRELIMINARY PROCEEDING DISMISSED AND NOT TO EXCEED 400,000,000 EUROS IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME.

         "GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES" MEANS VENTURE GERMANY GMBH, VENTURE VERWALTUNGS GMBH, PEGUFORM GMBH & CO. KG, VENTURE BETEILIGUNGS GMBH AND ANY OTHER FOREIGN SUBSIDIARY THAT BECOMES SUBJECT TO THE GERMAN PRELIMINARY PROCEEDING.

         "PRELIMINARY PROCEEDING TERMINATION DATE" MEANS THE DATE ON WHICH THE GERMAN PRELIMINARY PROCEEDING IS DISCHARGED THROUGH DISMISSAL, WITHDRAWAL OF PETITIONS, A FINDING OF RESTORED SOLVENCY, OR THE CONVERSION OF THE PROCEEDING TO A FORMAL INSOLVENCY PROCEEDING UNDER WHICH ASSETS ARE TO BE LIQUIDATED AND SOLD.

         * * * * *

         "Permitted Indebtedness" means any of the following:

         (a) the Issuers and the Guarantors may incur Indebtedness evidenced by the Notes and represented by the Indenture up to the amounts specified therein as of the date thereof;

         (b) the Issuers and the Guarantors may incur Indebtedness pursuant to the Credit Agreement;

         (c) the Issuers or any Guarantor may guarantee any Indebtedness of any other Issuer or any Guarantor that was permitted to be incurred under the Debt Incurrence Ratio test of Section 4.10 or under any other clause of this definition or Indebtedness existing on the Issue Date;

         (d) the Issuers or any Subsidiary may incur Indebtedness under Interest Swap and Hedging Obligations (provided (i) that such Interest Swap and Hedging Obligations are designed to protect the Issuers and their Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture (and are used for bona fide hedging, and not speculative, purposes), and (ii) the notional principal amount of such Interest Swap and Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligations relate;

         (e) the Issuers or any Subsidiary may incur Indebtedness represented by letters of credit for the account of the Issuers or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, that, taken together do not in the aggregate exceed $5 million at any time outstanding.

         (f) the Issuers or any Subsidiary may incur Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuers and the Subsidiary in connection with such dispositions;

         (g) the Issuers and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition, incurred under the Debt Incurrence Ratio test of
         Section 4.10 or which is outstanding on the Issue Date so long as such Refinancing Indebtedness is secured only by the assets that secured the Indebtedness so refinanced or assets acquired after the Issue Date or the Notes are equally and ratably secured;

         (h) the Issuers and the Guarantors may incur Indebtedness in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $5 million, minus the amount of any such Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale;

         (i) the Issuers and the Subsidiaries may incur Indebtedness solely in respect of bankers acceptances and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Issuers' industry; provided that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $1 million;

         (j) the Issuers may incur Indebtedness to each other or to any wholly owned Subsidiary, and any wholly owned Subsidiary may incur Indebtedness to any other wholly owned Subsidiary or to any Issuer; provided that, in the case of Indebtedness of an Issuer, such obligations shall be unsecured and subordinated in all respects to such Issuer's obligations pursuant to the Notes and the date of any event that causes a Subsidiary to no longer be a wholly owned Subsidiary shall be an Incurrence Date,

         (K) THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES MAY INCUR INDEBTEDNESS IN RESPECT OF THE GERMAN PRELIMINARY PROCEEDING FINANCING,

         (L) THE ISSUERS OR ANY SUBSIDIARY MAY INCUR (I) INDEBTEDNESS OF A PERSON ACQUIRED IN AN ACQUISITION IF SUCH PERSON WAS ENGAGED IN A RELATED BUSINESS AND WAS AN AFFILIATE AS OF DECEMBER 31, 2001 AND REMAINED AN AFFILIATE AS OF THE DATE OF THE ACQUISITION OF SUCH PERSON, SO LONG AS SUCH PERSON HAS A POSITIVE NET WORTH AT THE TIME OF SUCH ACQUISITION OR (II) ACQUIRED INDEBTEDNESS RELATED TO ASSETS ACQUIRED BY SUCH ISSUER OR SUBSIDIARY FROM AN AFFILIATE, SO LONG AS THE ACQUIRED ASSETS ARE USED IN A RELATED BUSINESS AND THE FAIR MARKET VALUE OF SUCH ASSETS IS GREATER THAN THE RELATED ACQUIRED INDEBTEDNESS, AND

         (M) THE ISSUERS AND THE GUARANTORS MAY INCUR ADDITIONAL INDEBTEDNESS PURSUANT TO THE CREDIT AGREEMENT (NOTWITHSTANDING ANY LIMITATIONS DESCRIBED IN THE DEFINITION OF CREDIT AGREEMENT) IN AN AMOUNT NOT TO EXCEED $50,000,000 IN AGGREGATE PRINCIPAL AMOUNT.

         "Permitted Lien" means (a) Liens incurred in connection with the Credit Agreement; (b) Liens existing on the Issue Date; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the company in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;
         (i) Liens securing the Notes; (j) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Trust or a Subsidiary AND LIENS ON ASSETS ACQUIRED PURSUANT TO SUBSECTION (L) OF THE DEFINITION OF PERMITTED INDEBTEDNESS, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business; (m) Liens to secure payment of a portion of the purchase price of any tangible fixed asset acquired by any Issuer or any Guarantor if the outstanding principal amount of the Indebtedness is secured by any such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by any Issuer or any Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; [and] (n) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date, AND (O) LIENS ON ASSETS OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES SECURING THE GERMAN PRELIMINARY PROCEEDING FINANCING AND/OR SECURING OBLIGATIONS TO CREDIT INSURERS TO THE EXTENT REQUIRED TO REINSTATE THE CREDIT INSURANCE FOR THE PAYABLES OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES.

         SECTION 4.7  REPORTS.

         Whether or not the Trust is subject to the reporting requirements of
         Section 13 or 15(d) of the Exchange Act, the Trust shall deliver to the Trustee and to each Holder within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Trust were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Trust's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, a management's discussion and analysis of financial condition and results of operations which would be so required PROVIDED, THAT ANY SUCH REPORTS FOR THE FISCAL QUARTER ENDED JUNE 30, 2002 MUST BE FILED NOT LATER THAN OCTOBER 15, 2002. In addition, the Issuers have agreed that, for so long as any Notes remain outstanding, from and after the time the Trust files a registration statement with the Commission with respect to the Notes, they will file such reports with the Commission, provided that the Commission will accept such filing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.11 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Issuers and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Trust to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Trust or any Subsidiary of the Trust, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date specified on Schedule I to the Indenture, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Trust or any of its Subsidiaries, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (b) of the definition of "Permitted Indebtedness" provided such restriction or requirement is not materially less favorable than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Trust imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, [and] (g) in connection with and pursuant to permitted Refinancing Indebtedness, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not materially less favorable than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, AND (H) IN CONNECTION WITH THE GERMAN PRELIMINARY PROCEEDING FINANCING, CONSENSUAL RESTRICTIONS REPLACING RESTRICTIONS IMPOSED DURING THE GERMAN PRELIMINARY PROCEEDING THAT ARE NOT MATERIALLY LESS FAVORABLE THAN THOSE BEING REPLACED. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing the Indebtedness under the Credit Agreement incurred in accordance with Section 4.10 shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

         SECTION 6.1  EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the failure by the Issuers to pay any installment of interest or Liquidated Damages, if any, on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

                  (2) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

                  (3) the failure by any Issuer, Guarantor or Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture or by Larry J. Winget to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement and the continuance of such failure for a period of 30 days after written notice is given to the Trust by the Trustee or to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

                  (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating any or all of the Issuers or any of their Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of any of the Issuers or any of their Material Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for (I) a period of 60 consecutive days, OR (II) IN THE CASE OF THE GERMAN PRELIMINARY PROCEEDING, FOR THE PERIOD ENDING ON THE PRELIMINARY PROCEEDING TERMINATION DATE; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for any of the Issuers, any of their Material Subsidiaries, or any substantial part of the property of any such person, or for the winding up or liquidation of the affairs of any such person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for (I) a period of 60 days, OR (II) IN THE CASE OF THE GERMAN PRELIMINARY PROCEEDING, FOR THE PERIOD ENDING ON THE GERMAN PRELIMINARY PROCEEDING TERMINATION DATE;

                  (5) any of the Issuers or any of their Material Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due;

                  (6) a default in Indebtedness of any Issuer, Guarantor or any of their Subsidiaries with an aggregate principal amount in excess of $5 million which is either a default in payment of principal or as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

                  (7) final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against any Issuer, Guarantor or any of their Subsidiaries and not stayed, bonded or discharged within 60 days, and

                  (8) any Guarantee shall for any reason cease to be, or be asserted in writing by any Material Subsidiary or any Issuer not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture.


                        2007 Indenture and 2009 Indenture

         SECTION 1.01.  DEFINITIONS.

         * * * * *

         "GERMAN PRELIMINARY PROCEEDING" MEANS THE PROCEEDINGS AND PROCESS PURSUANT TO THE PETITIONS FILED IN GERMANY REQUESTING THAT VENTURE GERMANY GMBH, VENTURE VERWALTUNGS GMBH, VENTURE BETEILIGUNGS GMBH, AND PEGUFORM GMBH & CO. KG BE PLACED IN PRELIMINARY INSOLVENCY PROCEEDINGS BY CERTAIN MANAGING DIRECTORS OF CERTAIN COMPANIES AND THE RELATED COURT ORDER THAT ATTORNEY AT LAW DR. JOBST WELLENSIEK IS APPOINTED AS PRELIMINARY RECEIVER IN INSOLVENCY AND STATING THAT THE PRELIMINARY RECEIVER IN INSOLVENCY IS COMMISSIONED TO EXAMINE IN HIS CAPACITY AS AN EXPERT WHETHER THERE IS GOOD REASON TO OPEN INSOLVENCY PROCEEDINGS IN GERMANY; PROVIDED THAT THE GERMAN PRELIMINARY PROCEEDING DOES NOT INCLUDE THE CONVERSION OF THE GERMAN PRELIMINARY PROCEEDING INTO A FORMAL INSOLVENCY PROCEEDING, BUT THE GERMAN PRELIMINARY PROCEEDING WILL INCLUDE ANY EXTENSION OF DR. WELLENSIEK'S OR HIS SUCCESSOR'S APPOINTMENT SO LONG AS HE IS NOT EMPOWERED TO LIQUIDATE AND SELL ASSETS.

         "GERMAN PRELIMINARY PROCEEDING FINANCING" MEANS THE CREDIT FINANCING (WHICH MAY BE REVOLVING) OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES BY THIRD PARTIES IN THE GERMAN PRELIMINARY PROCEEDING AND THE REFINANCING, RENEWAL OR REPLACEMENT OF THE GERMAN PRELIMINARY PROCEEDING FINANCING WITH A CREDIT FACILITY (WHICH MAY REVOLVE IN WHOLE OR IN PART) IN AN AMOUNT REQUIRED TO HAVE THE GERMAN PRELIMINARY PROCEEDING DISMISSED AND NOT TO EXCEED 400,000,000 EUROS IN AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AT ANY TIME.

         "GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES" MEANS VENTURE GERMANY GMBH, VENTURE VERWALTUNGS GMBH, PEGUFORM GMBH & CO. KG, VENTURE BETEILIGUNGS GMBH AND ANY OTHER FOREIGN SUBSIDIARY THAT BECOMES SUBJECT TO THE GERMAN PRELIMINARY PROCEEDING.

         "PRELIMINARY PROCEEDING TERMINATION DATE" MEANS THE DATE ON WHICH THE GERMAN PRELIMINARY PROCEEDING IS DISCHARGED THROUGH DISMISSAL, WITHDRAWAL OF PETITIONS, A FINDING OF RESTORED SOLVENCY, OR THE CONVERSION OF THE PROCEEDING TO A FORMAL INSOLVENCY PROCEEDING UNDER WHICH ASSETS ARE TO BE LIQUIDATED AND SOLD.

         "Permitted Liens" means:

         (1) Liens of the Trust and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that are not expressly subordinated by their terms to any other Indebtedness of the Trust or such Guarantor that was permitted by the terms of this Indenture to be incurred;

         (2) Liens in favor of the Trust or the Guarantors;

         (3) Liens on property of a Person existing at the time OF ACQUISITION of such Person [is merged with or into or consolidated with] BY the Trust or any Restricted Subsidiary of the Trust; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Trust or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition thereof by the Trust or any Restricted Subsidiary of the Trust, provided that such Liens were not incurred in contemplation of such acquisition;

         (5) Liens to secure the performance of bids, trade contracts (other than advanced money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness;

         (7) Liens existing on the Issue Date;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (9) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 60 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Trust in accordance with GAAP;

         (10) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Trust or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Trust or any of its Restricted Subsidiaries;

         (11) Liens arising by operation of law in connection with court orders and judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

         (12) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

         (13) Liens securing the Notes;

         (14) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Trust or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of the Trust or any Restricted Subsidiary;

         (15) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Trust or any of its Subsidiaries in the ordinary course of business;

         (16) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property unless the Notes are equally and ratably secured by such additional assets or the additional assets were acquired after the Issue Date;

         (17) additional Liens incurred in the ordinary course of business of the Trust or any Subsidiary of the Trust with respect to obligations that do not exceed $5.0 million at any one time outstanding;

         (18) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary that was permitted to be incurred under clause (14) of the second paragraph of Section
         4.09 hereof; [and]

         (19) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction, AND

         (20) LIENS ON ASSETS OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES SECURING THE GERMAN PRELIMINARY PROCEEDING FINANCING AND/OR SECURING OBLIGATIONS TO CREDIT INSURERS TO THE EXTENT REQUIRED TO REINSTATE THE CREDIT INSURANCE FOR THE PAYABLES OF THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES.

         SECTION 4.03. REPORTS.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Trust shall furnish to the Holders of Notes, within fifteen days after the time periods specified in the SEC's rule and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Trust were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Trust's certified independent accountants, PROVIDED, THAT ANY SUCH REPORTS FOR THE FISCAL QUARTER ENDED JUNE 30, 2002 MUST BE FURNISHED NOT LATER THAN OCTOBER 15, 2002; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Trust were required to file such reports. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Trust shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Trust shall at all times comply with TIA Section 314(a).

         (b) For so long as any Notes remain outstanding, the Trust and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         If the Trust has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Trust and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Trust.

         SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Trust or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Trust or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Trust or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Trust or any of its Restricted Subsidiaries.

         However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the Issue Date;

                  (2) Credit Facilities, provided that such Credit Facilities are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date;

                  (3) this Indenture, the Notes and the Subsidiary Guarantees;

                  (4) applicable law;

                  (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Trust or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

                  (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

                  (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

                  (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

                  (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; [and]

                  (13) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; [and]

                  (14) Indebtedness incurred by a Restricted Subsidiary that is not a Guarantor in compliance with Section 4.10 hereof; AND

                  (15), THE GERMAN PRELIMINARY PROCEEDING FINANCING, SO LONG AS ANY CONSENSUAL RESTRICTIONS THEREUNDER ARE NOT MATERIALLY LESS FAVORABLE THAN THE RESTRICTIONS IMPOSED DURING THE GERMAN PRELIMINARY PROCEEDING.

         SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
         STOCK.

         The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Trust shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Trust may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and the Trust and the Guarantors may incur Indebtedness and issue Preferred Stock and any other Restricted Subsidiary may incur Acquired Debt, if the Fixed Charge Coverage Ratio for the Trust's most recently ended four full fiscal quarters for which financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.0 to 1, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by the Trust and/or one or more Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Trust and the Restricted Subsidiaries, without duplication, thereunder) not to exceed $625.0 million less (x) the aggregate principal amount of Receivables Debt outstanding under clause (2) below and (y) the aggregate amount of all Net Proceeds of Asset Sales applied by the Trust or any of its Restricted Subsidiaries to repay any Indebtedness under a Credit Facility or Receivables Debt under Receivables Facilities and effect a corresponding commitment reduction thereunder pursuant to Section 4.11 hereof; provided, that Restricted Subsidiaries that are not Guarantors shall not directly or indirectly incur Indebtedness and letters of credit in an aggregate principal amount outstanding under this clause (1) in excess of $50.0 million; provided, further, that the aggregate principal amount of Indebtedness, letters of credit and Receivables Debt under Receivables Facilities which may be incurred under this clause (1) and clause (2) below shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause (y) of clause (2) below;

                  (2) the incurrence by Receivables Subsidiaries of Receivables Debt under Receivables Facilities in an aggregate principal amount at any time outstanding pursuant to this clause (2) not to exceed $625 million less (x) the aggregate principal amount of Indebtedness and letters of credit (determined as described in clause (1) above) outstanding under clause (1) above and (y) the aggregate amount of all Net Proceeds of Asset Sales applied to reduce commitments with respect to Receivables Debt or Indebtedness under a Credit Facility pursuant to the covenant described in Section 4.11 hereof; provided, that the aggregate principal amount of Indebtedness, letters of credit and Receivable Debt under Receivables Facilities which may be incurred pursuant to this clause (2) and clause (1) above shall not be reduced below $100.0 million in the aggregate at any one time outstanding by reason of subclause (y) above and subclause (y) of clause (1) above;

                  (3) the incurrence by the Trust and its Restricted Subsidiaries of the Existing Indebtedness;

                  (4) the incurrence by the Trust and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date and the related Subsidiary Guarantees and the New Notes (as defined in the Registration Rights Agreement) to be issued pursuant to the Registration Rights Agreement and the related Subsidiary Guarantees;

                  (5) the incurrence by the Trust or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Trust or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $50.0 million at any time outstanding;

                  (6) (a) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (3), (4), (5), (6), or (14) of this paragraph and
         (b) the incurrence by the Trust or any of its Restricted Subsidiaries of Permitted Preferred Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Preferred Stock (other than intercompany Preferred Stock) that was permitted by this Indenture to be incurred under the first paragraph of this covenant;

                  (7) the incurrence by the Trust or any of its Restricted Subsidiaries of intercompany Indebtedness or Preferred Stock between or among the Trust and any of its Restricted Subsidiaries; provided, however, that:

                           (a) if the Trust or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Trust, or the Subsidiary Guarantee, in the case of a Guarantor; and

                           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Stock being held by a Person other than the Trust or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness or Preferred Stock to a Person that is not either the Trust or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness or Preferred Stock by the Trust or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

                  (8) the incurrence by the Trust or any of its Restricted Subsidiaries of Hedging Obligations that are incurred solely for the purpose of (a) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) hedging currency or commodity risks of the Trust and its Restricted Subsidiaries incurred by the Trust or such Restricted Subsidiaries in the ordinary course of their business;

                  (9) the guarantee by the Trust or any of the Guarantors of Indebtedness of the Trust or a Guarantor that was permitted to be incurred by another provision of this covenant;

                  (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Trust as accrued;

                  (11) Indebtedness of the Trust or any Restricted Subsidiary represented by performance bonds and letters of credit for the account of the Trust or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims and payment obligations in connection with self-insurance, in each case, that are incurred in the ordinary course of business in accordance with customary industry practice in amounts, and for the purposes, customary in the Trust's industry;

                  (12) Indebtedness of the Trust or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received or to be received by the Trust and the Restricted Subsidiary in connection with such dispositions;

                  (13) Indebtedness of the Trust or any Restricted Subsidiary solely in respect of bankers acceptances, and appeal bonds (to the extent that any such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Trust's industry; provided that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $5.0 million;

                  (14) the incurrence by any Restricted Subsidiary that is not a Guarantor of Indebtedness in accordance with Section 4.10 hereof;

                  (15) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor that was permitted to be incurred under this Indenture; [and]

                  (16) the incurrence by the Trust or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million,

                  (17) THE INCURRENCE BY THE TRUST OR ANY OF ITS RESTRICTED SUBSIDIARIES OF (I) INDEBTEDNESS OF A PERSON ACQUIRED IN AN ACQUISITION IF SUCH PERSON WAS ENGAGED IN A PERMITTED BUSINESS AND WAS AN AFFILIATE OF THE TRUST AS OF DECEMBER 31, 2001 AND REMAINED AN AFFILIATE OF THE TRUST AS OF THE DATE OF THE ACQUISITION OF SUCH PERSON, SO LONG AS SUCH PERSON HAS A POSITIVE NET WORTH AT THE TIME OF SUCH ACQUISITION OR (II) ACQUIRED DEBT RELATED TO ASSETS ACQUIRED BY THE TRUST OR ANY OF ITS RESTRICTED SUBSIDIARIES FROM AN AFFILIATE

         OF THE TRUST, SO LONG AS THE ACQUIRED ASSETS ARE USED IN A PERMITTED BUSINESS AND THE FAIR MARKET VALUE OF SUCH ASSETS IS GREATER THAN THE RELATED ACQUIRED DEBT; AND

                  (18) THE INCURRENCE BY THE TRUST OR ANY RESTRICTED SUBSIDIARY OF ADDITIONAL INDEBTEDNESS PURSUANT TO THE CREDIT AGREEMENT (NOTWITHSTANDING ANY LIMITATIONS DESCRIBED IN THE DEFINITION OF CREDIT AGREEMENT) IN AN AMOUNT NOT TO EXCEED $50,000,000 IN AGGREGATE PRINCIPAL AMOUNT.

         The Trust shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Trust or such Restricted Subsidiaries unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Trust or its Restricted Subsidiaries shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Trust or its Restricted Subsidiaries solely by virtue of being unsecured.

         For purposes of determining compliance with Section 4.09 hereof, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Trust shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause
         (1) of the definition of Permitted Debt.

         SECTION 4.10 LIMITATION ON FOREIGN INDEBTEDNESS

         The Trust shall not permit any Restricted Subsidiary of the Trust that is not a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than (X) Permitted Debt OR (Y) THE GERMAN PRELIMINARY PROCEEDING FINANCING BY THE GERMAN PRELIMINARY PROCEEDING SUBSIDIARIES AND THEIR SUBSIDIARIES, unless:

                  (1) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof:

                           (a) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary shall become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

                           (i) the Fixed Charge Coverage Ratio of Restricted Subsidiaries that are not Guarantors (determined on a Pro Forma Basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.75 to 1; and

                           (ii) the Trust's Fixed Charge Coverage Ratio
         (determined on a pro forma basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; or

                           (b) in any other case, the Trust's Fixed Charge Coverage Ratio (determined on a Pro Forma Basis for the last four fiscal quarters of the Trust for which financial statements are available at the date of determination) is greater than 2.0 to 1; and

                  (2) no Default or Event of Default shall have occurred and be continuing a the time or as a consequence of the incurrence of such Indebtedness.

         In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the Trust shall not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

         In calculating the Fixed Charge Coverage Ratio of the Restricted Subsidiaries that are not Guarantors, Fixed Charges with respect to Indebtedness that is solely owed to and held by the Trust or a Restricted Subsidiary shall be excluded.

         All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under
         Section 4.09 hereof.

         SECTION 6.01      EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

                  (a) the Trust defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days;

                  (b) the Trust defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                  (c) the Trust or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.11 or 4.16 hereof;

                  (d) the Trust or any Restricted Subsidiary fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Trust by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class or Larry J. Winget fails to observe and perform any covenant or agreement contained in the Corporate Opportunity Agreement;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness in an aggregate principal amount of $15.0 million for money borrowed by the Trust or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Trust or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Trust or any of its Restricted Subsidiaries and such judgment or judgments are not covered by insurance and remain undischarged for a period (during which execution shall not be effectively stayed or bonded) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                  (g) any Subsidiary Guarantee is terminated for any reason not permitted by this Indenture, or any Guarantor or any Person acting on behalf of any Guarantor denies such Guarantor's obligations under its respective Subsidiary Guarantee;

                  (h) the Trust, any Guarantors or any of its Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due; or

                           (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Trust, any Guarantor or any Significant Subsidiary in an involuntary case;

                           (ii) appoints a custodian of the Trust, any Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Trust or any of its Subsidiaries; or

                           (iii) orders the liquidation of the Trust, any Guarantor or any Significant Subsidiary;

         and the order or decree remains unstayed and in effect for (I) 60 consecutive days, OR (II) IN THE CASE OF THE GERMAN PRELIMINARY PROCEEDING, FOR THE PERIOD ENDING ON THE PRELIMINARY PROCEEDING TERMINATION DATE.

          Manually signed facsimile copies of the Consent Form will be accepted. The Consent Form and any other required documents should be sent or delivered by each holder of the Notes or such holder's broker, dealer, commercial bank, trust company or other nominee to the Trustee at its address set forth below:

                          THE HUNTINGTON NATIONAL BANK

                  By Mail, Overnight Courier or Hand Delivery:
                          The Huntington National Bank
                             7 Easton Oval -- EA4E63
                              Columbus, Ohio 43219
                     Attention: Ruth Sowers, Corporate Trust

                                  By Facsimile:
                          The Huntington National Bank
                     Attention Ruth Sowers, Corporate Trust
                                 (614) 331-5862
                                Telephone Number
                                 (614) 331-9559

         Questions and requests for assistance or for additional copies of this Consent Solicitation Statement and the accompanying Consent Form may be directed to the Information Agent or the Solicitation Agent at their respective telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

             The Information Agent for the Consent Solicitation is:

                         [MACKENZIE PARTNERS, INC. LOGO]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                           (800) 322-2885 (Toll Free)

             The Solicitation Agent for the Consent Solicitation is:

                            DEUTSCHE BANK SECURITIES
                               31 West 52nd Street
                            New York, New York 10019
                                 (212) 469-7466